EXHIBIT 23(b)


          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of TUC Holding Company (to be known as Texas Utilities Company) on Form S-3 of our report dated February 10, 1997, on ENSERCH Corporation and subsidiaries (ENSERCH) appearing in ENSERCH's Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the heading "Experts and Legality" in the Prospectus, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP


          Dallas, Texas
          May 29, 1997